EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                         INVESTOR CONTACTS:           PRESS CONTACTS:
                         Pat Barry                    Stacy Berns/Melissa Jaffin
                         CFO, Bluefly, Inc.           Berns Communications Group
                         212- 944-8000 ext. 239       212-994-4660
                         pat@bluefly.com

                      BLUEFLY REPORTS THIRD QUARTER RESULTS

                            THIRD QUARTER HIGHLIGHTS

..    69% Increase in Gross Profit
..    Approximately 13 Percentage Point Increase in Gross Margin
..    6% Increase in Revenue
..    Improved Results Fueled by New Merchandise Strategy

New York, NY, November 10, 2004 - Bluefly, Inc. (NASDAQ SmallCap: BFLY), a leading online retailer of designer brands, fashion trends and superior value (www.bluefly.com), announced its third quarter results today. Sales increased by approximately 6% to $8,675,000 during the third quarter of 2004, from $8,210,000 during the same period a year ago. Gross margins increased to 34.2% in the third quarter of 2004, from 21.3% in the third quarter of 2003. That combination of revenue growth and gross margin growth generated a 69% increase in gross profit.

Other financial results for the third quarter of 2004 were as follows (all comparisons are to the third quarter of 2003):

     . Net loss decreased by over 22% to $1,960,000 (or $0.21 per share), from $2,517,000 (or $0.31 per share)./1/

     . Cash flow used in operations increased by approximately 190% to $1,397,000 from $481,000.

     . New customers acquired decreased by approximately 12.6%, to 25,792, from 29,522.

     . New customer acquisition cost decreased by over 20%, to $8.41, from $10.52.

     . Gross average order size increased by almost 11%, to $179.48, from $161.87.

"Our results in the third quarter - and particularly the increases in gross margin and gross profit - were driven by our new merchandise strategy, which is primarily focused on offering the latest fashion trends and designer brands," said Melissa Payner, Bluefly's CEO. "This strategy, along with more disciplined buying and a trend towards decreasing return rates, has allowed us to increase gross profit by 69%. We believe that the foundation that we have built in merchandising will provide a strong base as we become more aggressive in our marketing efforts in 2005."

----------
/1/ Net loss per share for the third quarter of 2004 is based on a weighted average of 14,634,625 shares outstanding, while the net loss per share for the third quarter of 2003 is based on a weighted average of 11,057,700 shares outstanding.

ABOUT BLUEFLY, INC.

Founded in 1998, Bluefly, Inc. (NASDAQ SmallCap: BFLY) is a leading online retailer of designer brands, fashion trends and superior value. Bluefly is headquartered at 42 West 39th Street in New York City, in the heart of the Fashion District. For more information, please call 212-944-8000 or visit www.bluefly.com.

This press release may include statements that constitute "forward-looking statements", usually containing the words "believe," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by the company with the Securities and Exchange Commission, including Forms 8-A, 8-K, 10-Q and 10-K. These risks and uncertainties include, but are not limited to, the company's history of losses and anticipated future losses; need for additional capital and potential inability to raise such capital; the risk of default by the company under the Rosenthal financing agreement and the consequences that might arise from the company having granted a lien on substantially all of its assets under that agreement; the potential failure to forecast revenues and/or to make adjustments to our operating plans necessary as a result of any failure to forecast accurately; unexpected changes in fashion trends; cyclical variations in the apparel and e-commerce markets; the dependence on third parties and certain relationships for certain services, including the company's dependence on U.P.S. (and the risks of a mail slowdown due to terrorist activity) and its dependence on its third party web hosting, fulfillment and customer service centers; the availability of merchandise; the need to further establish brand name recognition; online commerce security risks; management of potential growth; risks associated with our ability to handle increased traffic and/or continued improvements to its Web site; rising return rates; dependence upon executive personnel; the successful hiring and retaining of new personnel; risks associated with expanding our operations; and uncertainties relating to the imposition of sales tax on Internet sales.

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

                                                     THREE MONTHS ENDED
                                               -------------------------------
                                                SEPTEMBER 30,    SEPTEMBER 30,
                                                    2004             2003
                                               --------------   --------------
Net sales                                      $    8,675,000   $    8,210,000
Cost of sales                                       5,709,000        6,462,000
                                               --------------   --------------
    Gross profit                                    2,966,000        1,748,000
    Gross profit percentage                              34.2%            21.3%

Selling, marketing and fulfillment expenses         3,059,000        2,883,000
General and administrative expenses                 1,743,000        1,274,000
                                               --------------   --------------
    Operating loss                                 (1,836,000)      (2,409,000)
Interest and other income (expense), net             (124,000)        (108,000)
                                               --------------   --------------
Net loss                                       $   (1,960,000)  $   (2,517,000)
                                               ==============   ==============
Preferred stock dividends                          (1,090,000)        (871,000)
                                               --------------   --------------
Net loss applicable to common shareholders     $   (3,050,000)  $   (3,388,000)
                                               ==============   ==============
Basic and diluted net loss per share
 (after preferred stock dividends)             $        (0.21)  $        (0.31)
                                               ==============   ==============
Weighted average common shares outstanding         14,634,625       11,057,700
                                               ==============   ==============

                                    - more -

                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                        THREE MONTHS ENDED
                                                                                           SEPTEMBER 30,
                                                                                  -------------------------------
                                                                                       2004             2003
                                                                                  --------------   --------------
Cash flows from operating activities
  Net loss                                                                        $   (1,960,000)  $   (2,517,000)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                                        379,000          359,000
    Non-cash expense related to warrants issued to supplier                               99,000               --
    Provisions for returns                                                                29,000          522,000
    Allowance for doubtful accounts                                                       64,000           17,000
    Reserve for inventory obsolescence                                                  (100,000)         339,000
    Options Expense                                                                      121,000               --
    Changes in operating assets and liabilities:
    (Increase) decrease in
      Inventories                                                                     (1,014,000)      (1,448,000)
      Accounts receivable                                                                 20,000         (273,000)
      Prepaid expenses                                                                    (4,000)         (52,000)
      Other current assets                                                              (231,000)         (70,000)
    Increase (decrease) in
      Accounts payable                                                                   847,000        2,188,000
      Accrued expenses and other current liabilities                                     138,000            5,000
      Interest payable to related party                                                  131,000           53,000
      Deferred revenue                                                                    84,000          396,000
                                                                                  --------------   --------------
    Net cash used in operating activities                                             (1,397,000)        (481,000)
                                                                                  --------------   --------------
Cash flows from investing activities
  Cash collateral in connection with Rosenthal Pledge Agreement                           (6,000)              --
  Purchase of property and equipment                                                    (292,000)        (129,000)
                                                                                  --------------   --------------
Net cash used in investing activities                                                   (298,000)        (129,000)
                                                                                  --------------   --------------
Cash flows from financing activities
  Net proceeds from exercise of stock options                                             70,000           77,000
  Proceeds from issuance of Notes Payable (July 2003 Financing)                               --        2,000,000
  Payments of capital lease obligation                                                  (107,000)         (70,000)
                                                                                  --------------   --------------
Net cash provided by financing activities                                                (37,000)       2,007,000
                                                                                  --------------   --------------
Net increase in cash and cash equivalents                                             (1,732,000)       1,397,000
Cash and cash equivalents - beginning of period                                        9,102,000        1,170,000
                                                                                  --------------   --------------
Cash and cash equivalents - end of period                                         $    7,370,000   $    2,567,000
                                                                                  ==============   ==============
Supplemental schedule of non-cash investing and financing activities:
  Interest paid                                                                   $       37,000   $        3,000
                                                                                  ==============   ==============

SELECTED BALANCE SHEET DATA & KEY METRICS-UNAUDITED

                                                                                   SEPTEMBER 30,    DECEMBER 31,
                                                                                       2004             2003
                                                                                  --------------   --------------
Cash, including Restricted Cash of $1,256,000 at September 30, 2004               $    8,626,000   $    7,721,000
Inventories, net                                                                      10,666,000       11,340,000
Other Current Assets                                                                   2,039,000        1,863,000
Property & Equipment, net                                                              1,596,000        1,659,000
Current Liabilities - excluding related party liabilities below                        7,698,000        8,243,000
Notes Payable to Related Party Shareholders (including interest payable)               4,756,000        4,375,000
Shareholders' Equity                                                                  10,809,000       10,279,000

                                                                                   THREE MONTHS     THREE MONTHS
                                                                                       ENDED            ENDED
                                                                                   SEPTEMBER 30,    SEPTEMBER 30,
                                                                                       2004             2003
                                                                                  --------------   --------------
Average Order Size (including shipping & handling revenue)                        $       179.48   $       161.87
Average Order Per New Customer  (including shipping & handling revenue)           $       151.40   $       144.69
Average Order per Repeat Customer (including shipping & handling revenue)         $       194.31   $       171.51
Customers Added During Period                                                             25,792           29,522
Revenue from Repeat Customers as % of Total Revenue*                                          71%              68%
Customer Acquisition Cost **                                                      $         8.41   $        10.52

* Repeat customer is defined as a person who has bought more than once from Bluefly during their lifetime.
** Customer Acquisition Cost is calculated by dividing total advertising expenditures (excluding staff and related costs) by total new customers added. Customer numbers are based on unique email addresses.

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